Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-169899) of International Shipholding Corporation, and

(2)	Registration Statement (Form S-8 No. 333-176475) pertaining to the International Shipholding Corporation 2011 Stock Incentive Plan;

of our reports dated March 14, 2011, with respect to the consolidated financial statements and schedule of International Shipholding Corporation included in this Annual Report (Form 10-K) of International Shipholding Corporation for the year ended December 31, 2011.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 9, 2012